Exhibit (k)(2)

LICENSE AGREEMENT

BETWEEN

TRIPLEPOINT CAPITAL LLC

AND

TRIPLEPOINT VENTURE GROWTH BDC CORP.

LICENSE AGREEMENT, dated as of February 18, 2014 (this “Agreement”), by and between TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (the “Licensor”), and TRIPLEPOINT VENTURE GROWTH BDC CORP., a Maryland corporation (the “Licensee”).

RECITALS

WHEREAS, Licensor has adopted, is using and is the owner of certain rights in the trade name “TriplePoint” in the United States (the “Licensed Mark”);

WHEREAS, the Licensee is a closed-end investment company that intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, pursuant to the Investment Advisory Agreement, dated as of February 18, 2014 (the “Advisory Agreement”), by and between TPVG Advisers LLC, a Delaware limited liability company and a subsidiary of the Licensor (the “Adviser”), and the Licensee, the Licensee has engaged the Adviser to act as the investment adviser to the Licensee; and

WHEREAS, the Licensee desires to use the Licensed Mark as part of the trade name TriplePoint Venture Growth BDC Corp. (“Licensed Trade Name”) and in connection with the operation of its business, and the Licensor is willing to permit the Licensee to use the Licensed Mark and the Licensed Trade Name, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Section 1.1.                                 Definitions.

(a)                                 “Adviser” has the meaning set forth in the recitals.

(b)                                 “Advisory Agreement” has the meaning set forth in the recitals.

(c)                                  “Agreement” has the meaning set forth in the preamble.

(d)                                 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

(e)                                  “Investment Company Act” has the meaning set forth in the recitals.

(f)                                   “Licensed Mark” has the meaning set forth in the recitals.

(g)                                  “Licensed Services” means any services or financing products offered in the United States by Licensed Users.

(h)                                 “Licensed Trade Name” has the meaning set forth in the recitals.

(i)                                     “Licensed User” and “Licensed Users” means the Licensee and the Licensee’s Subsidiaries.

(j)                                    “Licensee” has the meaning set forth in the preamble.

(k)                                 “Licensor” has the meaning set forth in the preamble.

(l)                                     “Subsidiary” means any corporation, company or other legal entity:

(i)                                     more than 50% of whose shares or outstanding securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, Controlled, directly or indirectly by a party hereto, but such entity shall be deemed to be a Subsidiary for the purposes of this Agreement only so long as such Control exists; or

(ii)                                  which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make decisions for such entity is now or hereafter, Controlled, directly or indirectly by a party hereto, but such entity shall be deemed to be a Subsidiary for the purposes of this Agreement only so long as such Control exists.

ARTICLE II

LICENSE GRANT AND CONDITIONS OF LICENSED USE

Section 2.1.                                 Licensor hereby grants to the Licensed Users, and the Licensed Users hereby accept from Licensor, a nonexclusive, nontransferable, nonsublicensable, royalty-free license, during the term of this Agreement, to use and display the Licensed Trade Name and the Licensed Mark in the United States solely in connection with the Licensed Services.

Section 2.2.                                 The Licensed Mark shall remain the exclusive property of the Licensor and nothing in this Agreement shall give Licensed Users any right or interest in the Licensed Mark except the licenses expressly granted in this Agreement.

Section 2.3.                                 All of Licensor’s rights in and to the Licensed Mark, including, but not limited to, the right to use and to grant others the right to use the Licensed Mark, are reserved by Licensor.

Section 2.4.                                 No license, right, or immunity is granted by either party to the other, either expressly or by implication, or by estoppel, or otherwise with respect to any trademarks, copyrights, trade dress or other property right, other than with respect to the Licensed Trade Name and the Licensed Mark in accordance with Article 2.1 of this Agreement.

Section 2.5.                                 All use of the Licensed Mark by Licensed Users, and all goodwill associated with such use, shall inure to the benefit of Licensor.

Section 2.6.                                 Licensed Users hereby acknowledge that Licensor is the sole owner of all right, title and interest in and to the Licensed Mark, and that Licensed Users have not acquired, and shall not acquire, any right, title or interest in or to the Licensed Mark except the right to use the Licensed Mark in accordance with the terms of this Agreement.

Section 2.7.                                 Licensed Users shall not register the Licensed Mark in any jurisdiction without Licensor’s express prior written consent, and Licensor shall retain the exclusive right to apply for and obtain registrations for the Licensed Mark throughout the world.

Section 2.8.                                 Licensed Users shall not challenge the validity or enforceability of the Licensed Mark, nor shall Licensed Users challenge Licensor’s ownership of the Licensed Mark or the enforceability of Licensor’s rights therein.

Section 2.9.                                 Licensed Users agree to cooperate with Licensor’s preparation and filing of any applications, renewals or other documentation necessary or useful to protect and/or enforce Licensor’s intellectual property rights in the Licensed Mark.

ARTICLE III

COMPLIANCE

Section 3.1.                                 Quality Control.  In order to promote the goodwill symbolized by the Licensed Mark, Licensed Users will insure that the Licensed Services shall be of the same high quality as the services marketed or otherwise provided by Licensor.

(a)                                 Licensed Users shall use the Licensed Mark only in connection with services that meet or exceed generally accepted industry standards of quality and performance.

(b)                                 Licensor shall have the right to monitor the quality of the services provided and promotional materials used by Licensed Users, and Licensed Users shall use commercially reasonable efforts to assist Licensor in monitoring the quality of the services provided and promotional materials used by Licensed Users.

(c)                                  From time to time and upon Licensor’s request, Licensed Users shall submit to Licensor samples of all materials bearing the Licensed Mark, including, without limitation, any advertising, packaging and other publicly disseminated materials.

(d)                                 If Licensor discovers any improper use of the Licensed Mark on any such submission and delivers a writing describing in detail the improper use to Licensee, Licensed Users shall remedy the improper use immediately.

Section 3.2.                                 Compliance with Laws.  The Licensee agrees that the business operated by it in connection with the Licensed Mark shall comply in all material respects with all laws, rules, regulations and requirements of any governmental body in the United States of America (the “Territory”) or elsewhere as may be applicable to the operation, advertising and promotion of the business.

Section 3.3.                                 Notification of Infringement.  Each party shall immediately notify the other party and provide to the other party all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with the Licensed Mark, (ii) any infringements, imitations, or illegal use or misuse of the Licensed Mark in the Territory (“Third Party Infringement”) or (iii) any claim that Licensee’s use of the Licensed Mark infringes the intellectual property rights of any third party in the Territory (“Third Party Claim”).  Licensor shall have the exclusive right, but not the obligation, to prosecute, defend and/or settle in its sole discretion, all actions, proceedings and claims involving any Third Party Infringement or Third Party Claim, and to take any other action that it deems necessary or proper for the protection and preservation of its rights in the Licensed Mark.  Licensee shall cooperate with Licensor in the prosecution, defense or settlement of such actions, proceedings or claims at Licensor’s expense.  Licensor shall be entitled to retain any and all damages and other monies awarded or otherwise paid in connection with any such action.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.                                 Mutual Representations.  Each party hereby represents and warrants to the other party as follows:

(a)                                 Due Authorization.  Such party is duly formed and in good standing as of the date of this Agreement and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.

(b)                                 Due Execution.  This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c)                                  No Conflict.  Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the organizational documents of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

ARTICLE V

TERM AND TERMINATION

Section 5.1.                                 Term.

(a)                                 The Licensee may terminate this Agreement by giving 60 days prior written notice to the other party.

(b)                                 This Agreement and all rights and licenses granted under this Agreement shall terminate as soon as practicable, but no longer than 60 days, after:

(i)                                     Licensee or the Adviser is acquired by a third party; or

(ii)                                  Adviser or any other subsidiary of Licensor ceases to act as the investment adviser under the Advisory Agreement to the Licensee.

Section 5.2.                                 Subsidiaries.  In the event that Licensee loses Control of a Subsidiary, all rights and licenses granted to the former Subsidiary under this Agreement shall immediately terminate.

Section 5.3.                                 Upon Termination.  Upon expiration or termination of this Agreement, all rights granted to the Licensee under this Agreement with respect to the Licensed Mark and the Licensed Trade Name shall cease, and the Licensee shall immediately discontinue use of the Licensed Mark and the Licensed Trade Name.

ARTICLE VI

MISCELLANEOUS

Section 6.1.                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered with proof of delivery thereof (any notice or communication so delivered being deemed to have been received at the time delivered), or sent by United States certified mail, return receipt requested, postage prepaid (any notice or communication so sent being deemed to have been received two business days after mailing in the United States), with failure or refusal to accept delivery to constitute delivery for all purposes of this Agreement, addressed to the respective parties as follows:

If to the Licensee, to:
TriplePoint Venture Growth BDC Corp.
Attention: Sajal K. Srivastava
2755 Sand Hill Road
Suite 150
Menlo Park, California 94025

If to the Licensor, to:
TriplePoint Capital LLC
Attention: Sajal K. Srivastava
2755 Sand Hill Road
Suite 150
Menlo Park, California 94025

with a copy to:
Andrew S. Epstein
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

Section 6.2.                                 Entire Agreement; No Amendment.  This Agreement represents the entire agreement among each of the parties hereto with respect to the subject matter hereof.  It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement.  It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings.  This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party hereto against whom enforcement is sought.

Section 6.3.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.  Notwithstanding the foregoing, nothing herein shall be construed in any manner inconsistent with the Investment Company Act, or any rule, regulation or order of the Securities and Exchange Commission promulgated thereunder and applicable to the performance of the services anticipated under this Agreement.

Section 6.4.                                 Effect of Waiver or Consent.  No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 6.5.                                 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties, and their respective successors and permitted assigns.  Except as otherwise expressly provided herein, this Agreement is for the sole benefit of the parties, and no other person shall have any rights, benefits or remedies by reason of this Agreement, nor shall any party owe any duty or obligation whatsoever to any such person (other than another party) by virtue of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

LICENSOR:
TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal K. Srivastava
Name: Sajal K. Srivastava
Title: Chief Operating Officer

LICENSEE:
TRIPLEPOINT VENTURE GROWTH BDC CORP.

By:	/s/ Sajal K. Srivastava
Name: Sajal K. Srivastava
Title: President and Chief Investment Officer

[Signature Page to TriplePoint License Agreement]